UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2023

SUTRO BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38662	47-0926186
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Oyster Point Blvd.

South San Francisco, California, 94080

(Address of principal executive offices) (Zip Code)

(650) 881-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	STRO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2023, Sutro Biopharma, Inc. (the “Company”) announced the appointment of Jane Chung, currently the Company’s Chief Commercial Officer since August 2021, to the position of President and Chief Operating Officer of the Company, effective as of December 1, 2023.

Biographical information for Ms. Chung may be found in the Company’s definitive proxy statement relating to its 2023 Annual Meeting of Stockholders, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 28, 2023.

In connection with Ms. Chung’s promotion, the Company modified Ms. Chung’s compensation to provide for (i) an increase in her annual base salary to $560,000 effective as of December 1, 2023, (ii) a new target bonus of up to 50% of her base salary for the Company’s fiscal year 2023, (iii) options to purchase up to 35,000 shares of the Company’s common stock (the “Common Stock”) pursuant to the Company’s 2018 Equity Incentive Plan (the “Options”) that vest monthly over four years and (iv) 100,000 restricted stock units (the “RSUs”) that vest annually over four years. The Options shall be exercisable for a term of ten years from December 1, 2023, at an exercise price per share that is equal to the closing price of the Common Stock on December 1, 2023 as reported by The Nasdaq Global Market.

The Company also previously entered into (i) an indemnity agreement and (ii) a severance and change in control plan with Ms. Chung. The forms of the indemnity agreement and severance and change in control plan were previously filed with the SEC as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A on September 17, 2018 and Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 on March 18, 2021, respectively, and incorporated by reference herein.

There are no arrangements or understandings between Ms. Chung and any other persons, pursuant to which she was appointed as President and Chief Operating Officer, no family relationships among any of the Company’s directors or executive officers and Ms. Chung and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

The Company announced the appointment of Ms. Chung to the position of President and Chief Operating Officer of the Company in a press release furnished as Exhibit 99.1.

The information in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by Sutro Biopharma, Inc., dated November 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutro Biopharma, Inc.

Date:	November 21, 2023	By:	/s/ Edward Albini
Edward Albini Chief Financial Officer